EXHIBIT 5.1

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP
747 Third Avenue
New York, New York 10017

November 15, 2010

Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, Michigan 48104

Re:	Advanced Photonix, Inc.
Registration Statement on Form S-3

Gentlemen:

    We have acted as counsel to Advanced Photonix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration of (i) shares of the Company's Class A common stock, par value $0.001 per share (the “Class A Stock”) and (ii) warrants to purchase shares of Class A Stock (the “Warrants”). The Class A Stock and Warrants are collectively referred to herein as the “Securities.”

    Securities may be issued from time to time in an unspecified number, provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $7,000,000. Class A Stock may be issuable upon exercise of Warrants, which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) entered into by and between the Company and each of the initial holders of such Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. The Securities being registered under the Registration Statement are to be offered by the Company on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act.

    In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

    The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(ii)	limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(iii)	the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

(iv)	we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v)	we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;

(vi)	the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii)	we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(viii)	except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(ix)	our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

    Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

    1. (a) The Class A Stock, when authorized, issued and sold by the Company for an amount per share not less than the par value thereof and in the manner described in the Registration Statement and any applicable Prospectus Supplement relating thereto, in accordance with any underwriting agreement or purchase agreement, and in accordance with the resolutions to be adopted by the Board of Directors of the Company, will be duly and validly issued, fully paid and nonassessable, and (b) in the case of any shares of Class A Stock to be issued under any Warrants, and upon due exercise of any payment of the exercise price specified in such Warrants, such Class A Stock will be duly and validly issued, fully paid and nonassessable.

    2. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (a) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and each of the initial holders of such Warrants and (b) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any applicable Prospectus Supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

    Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

    In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver the applicable Warrant Agreement and any other documents contemplated thereby or by the Registration Statement or any applicable Prospectus Supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (v) in the case of the Class A Stock, a sufficient number of shares of Class A Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Class A Stock.

    We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof.

    We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP

By:	/s/ Landey Strongin
Landey Strongin, Esq.